Exhibit 99.1

September 2, 2014

Dear Shareholder:

Apple Hospitality REIT, Inc. Annual Distribution Rate Increased to $0.68

Greetings from Apple Hospitality REIT, Inc. I am pleased to report that on August 21, 2014, the Company’s Board of Directors approved an increase in the annualized distribution rate from $0.66 per share to $0.68 per share. This increase in the Company’s annualized distribution will begin with our September 15, 2014 payment to shareholders.

In line with hotel industry trends, the Apple Hospitality REIT portfolio of 188 hotels has reported steady growth across key measures of performance, with an increase in revenue per available room of seven percent during the first six months of 2014 as compared to the same period of 2013, on a combined basis assuming the mergers were completed on January 1, 2013. Hotel industry analysts anticipate this positive momentum for the lodging sector will continue well into next year as demand for travel continues to outpace the level of new supply.

With assistance from external financial advisors, we have been reviewing and evaluating various strategic alternatives for the Company, including but not limited to a potential listing of the Company’s shares for trading on a national securities exchange, a sale of the Company or a merger of the Company with a third party. With anticipated continued improvements in the Company’s operating results along with anticipated sustained growth in the hotel sector, we believe our opportunities will continue to strengthen. Although we currently cannot estimate the timing of a liquidity event for the Company, we remain focused on maximizing shareholder returns and we will continue to consider strategic alternatives that we believe will achieve this goal. Updates regarding this process will be provided as appropriate.

As hotel industry fundamentals continue to strengthen, I am confident Apple Hospitality REIT is well positioned for the future. If you have questions regarding your investment, please contact your Investment Counselor at David Lerner Associates. If you have questions regarding Apple Hospitality REIT, please contact our Investor Services Department at (804) 727-6321.

Sincerely,
Glade M. Knight
Executive Chairman

Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804-344-8121 • applehospitalityreit.com

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality REIT, Inc., formerly known as Apple REIT Nine, Inc., (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the successful execution of the Company’s recent mergers with Apple REIT Seven, Inc. and Apple REIT Eight, Inc.; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this correspondence will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to in the section entitled “Item 1A. Risk Factors” in the 2013 Annual Report on Form 10-K filed by the Company with the SEC on March 11, 2014. The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.